                                                                     EXHIBIT 4.2


                              [FORM OF GLOBAL NOTE]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (A) PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR THE ISSUE DATE OF OPTIONAL SECURITIES, IF ANY) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (3) ABOVE, THE HOLDER OF THIS SECURITY MUST FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND LEGAL OPINIONS AS THEY MAY REASONABLY REQUIRE.

                            TITAN INTERNATIONAL, INC.

                  5-1/4% Senior Convertible Securities due 2009

                                                             CUSIP NO. 88830MAA0

No.:

Issue Date: July 26, 2004

        TITAN INTERNATIONAL, INC., an Illinois corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on July 26, 2009.

        This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated: July 26, 2004                         TITAN INTERNATIONAL, INC.

                                             By
                                                ------------------------------
                                                Name:
                                                Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

U.S Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture (as defined on the other side of this Security).

By
  ------------------------------------------
   Authorized Signatory

Dated:
      --------------------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

                  5 1/4% Senior Convertible Securities due 2009

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture (the "Indenture") dated July 26, 2004 between the Company and U.S. Bank National Association (the "Trustee") unless otherwise indicated.

1.   Cash Interest.

         The Company promises to pay interest at the Interest Rate in cash on the principal amount of this Security. The Company will pay cash interest semiannually in arrears on June 30 and December 31 of each year (each an "Interest Payment Date"), beginning on December 31, 2004, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not a business day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Securities, and it shall pay interest in cash on overdue installments of cash interest at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. Upon conversion, accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited.

2.   Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, and cash interest on this Security and in respect of the Change in Control Purchase Price and the Make-Whole Premium, if any, to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check or wire transfer payable in such money. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.   Paying Agent, Conversion Agent and Registrar.

         Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, The Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   Indenture.

         The Company issued the Securities under the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured senior obligations of the Company limited to $115,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

         No sinking fund is provided for the Securities.

5.   Purchase by the Company at the Option of the Holder upon Change in Control.

         If there shall have occurred a Change in Control (subject to certain conditions provided for in the Indenture), each Holder, at such Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Securities (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Security to be outstanding after such purchase is at least equal to $1,000) at the Change in Control Purchase Price in cash plus any accrued and unpaid interest to but not including the Change in Control Purchase Date.

         If there shall have occurred a Change in Control pursuant to clause (i) or (ii) of the definition thereof, and a Holder surrenders such their Securities for purchase, the Company shall pay to such Holder a Make-Whole Premium in addition to the Change in Control Purchase Price. The Make-Whole Premium will also be paid on the Change in Control Purchase Date to the Holders of the Securities who convert their Securities on or after the date on which the Company has given a notice to all Holders of Securities in accordance with
Section 3.01 of the Indenture and on or before the Change in Control Purchase Date.

         A written notice of the Change in Control will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Change in Control Purchase Notice as provided in the Indenture.

         Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

6.   Conversion.

         Subject to the Article 10 of the Indenture, a Holder of a Security may convert such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the last Business Day prior to July 26, 2009 or such earlier date set forth in the Indenture, at the Conversion Rate then in effect. Subject to certain conditions provided for in the Indenture, in certain circumstances, a

Holder may receive an amount in cash equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable on conversion of such Security.

         The initial "Conversion Rate" is 74.0741 shares of Common Stock per $1,000 principal amount of the Securities and is subject to adjustment as provided in the Indenture. A Security in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

         To convert a Certificated Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required. To convert a Global Security, a Holder must comply with the procedures of the Depositary in effect at such time.

7.   Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

8.   Persons Deemed Owners.

         The registered Holder of this Security shall be treated as the owner of this Security for all purposes.

9.   Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money, Securities or shares of Common Stock held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After such return to the Company, Holders entitled to the money or Securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.  Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

11.  Defaults and Remedies.

         Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of any of the Securities at Stated Maturity or exercise of a purchase right or otherwise; (2) the Company fails to pay an installment of interest (or Additional Interest Amounts, if any) on any of the Securities that continues for 30 days after the date when due; (3) the Company fails to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Security and such failure continues for 10 days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the Holder of such Security;
(4) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding (a "Notice of Default"); (5) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after the date of a Notice of Default; (6) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; and (7) the Company's filing of, or any Significant Subsidiaries' filing of, a voluntary petition seeking liquidation, reorganization arrangement, readjustment of debts or for any other relief under the federal bankruptcy code. If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01 of the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing

Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests as provided in the Indenture.

12.  Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.  No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.  Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

15.  Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.  GOVERNING LAW.

         THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 --------------

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security. Requests may be made to:

                  Titan International, Inc.
                  2701 Spruce Street
                  Quincy, Illinois 62301
                  Attention: Cheri Holley

                                ASSIGNMENT FORM
                  For value received _____________________ hereby sell(s), assign(s), and transfer(s) unto __________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints
________________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

                  In connection with the transfer of this Security within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of this Security presented or surrendered on the date hereof (the "Surrendered Security") for registration of transfer, or for exchange where the Securities issuable upon such transfer or exchange are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Security for the reason checked below:

                  [ ] A transfer of the Surrendered Security is made to the Company; or

                  [ ] The transfer of the Surrendered Security complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

                  [ ] The transfer of the Surrendered Security is pursuant to an effective registration statement under the Securities Act, or

                  [ ] The transfer of the Surrendered Security is pursuant to another available exemption from the registration requirement of the Securities Act,

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, the Surrendered Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                  [ ]      The transferee is an Affiliate of the Company.

Dated:
      ---------------                 ------------------------------------------


                                      ------------------------------------------
                                      Signature(s)

                                      Signature(s) must be guaranteed by an
                                      "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                CONVERSION NOTICE
To convert this Security into Common Stock of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$________________________

If you want the stock certificate made out in another person's name, fill in the form below:

_________________________________________________________

_________________________________________________________
(Insert other person's social sec. or tax ID no.)

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________
(Print or type other person's name, address and zip code)


[ ] If you want the stock certificate made out in another person's name, you are required to complete and deliver to the Conversion Agent a duly completed Transfer Certificate (which is in the form of Exhibit C to the Indenture) as required thereby.

                            OPTION TO ELECT PURCHASE
                            UPON A CHANGE IN CONTROL
To:  Titan International, Inc.

[ ]      The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, including accrued interest, if any, up to, but excluding, such date, to the registered Holder hereof.

Dated:
      ---------------                 ------------------------------------------



                                      ------------------------------------------
                                      Signature(s)

                                      Signature(s) must be guaranteed by a
                                      qualified guarantor institution with
                                      membership in an approved signature
                                      guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.


                                      ------------------------------------------
                                      Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

---------------------------------------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.